Exhibit 99.1

GRUBHUB REPORTS FOURTH QUARTER

AND FULL YEAR 2015 RESULTS

GrubHub generates 36% revenue growth in the fourth quarter

Chicago, IL – February 4, 2016 – GrubHub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter and year ended December 31, 2015.

“The fourth quarter capped off a strong year for GrubHub.  We generated a record $642 million in gross food sales during the quarter and $2.4 billion during the year,” said Matt Maloney, CEO.  “The growth in our delivery network has greatly expanded our potential universe of restaurant partners, helping us work with restaurants that don’t currently offer delivery, but want access to our 6.7 million active diners.  As a result, our restaurant network is broader and deeper than ever, with over 40,000 partners in more than 1,000 cities.”

Fourth Quarter and Full Year 2015 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months and year ended December 31, 2015 as compared to the same period in 2014.

Fourth Quarter Financial Highlights

•	Revenues: $100.0 million, a 36% year-over-year increase from $73.3 million in the fourth quarter of 2014.
•	Non-GAAP Adjusted EBITDA: $26.8 million, a 7% year-over-year increase from $25.0 million in the fourth quarter of 2014.
•	Net Income: $11.3 million, or $0.13 per diluted share, a 5% year-over-year increase from $10.8 million, or $0.13 per diluted share, in the fourth quarter of 2014.
•	Non-GAAP Net Income: $16.7 million, or $0.19 per diluted share, a 16% year-over-year increase from $14.4 million, or $0.17 per diluted share.

Fourth Quarter Key Business Metrics Highlights

•	Active Diners were 6.75 million, a 34% year-over-year increase from 5.03 million Active Diners in the fourth quarter of 2014.
•	Daily Average Grubs were 241,800, a 19% year-over-year increase from 202,700 Daily Average Grubs in the fourth quarter of 2014.
•	Gross Food Sales were $643 million, a 26% year-over-year increase from $508 million in the fourth quarter of 2014.

Full Year Financial Highlights

•	Revenues: $361.8 million, a 43% year-over-year increase from $253.9 million in 2014.
•	Non-GAAP Adjusted EBITDA: $105.0 million, a 33% year-over-year increase from $78.7 million in 2014.
•	Net Income: $38.1 million, or $0.44 per diluted share, a 57% year-over-year increase from $24.3 million, or $0.30 per diluted share, in 2014.
•	Non-GAAP Net Income: $58.1 million, or $0.68 per diluted share, a 51% year-over-year increase from $38.5 million, or $0.47 per diluted share, in 2014.

Full Year Key Business Metrics Highlights

•	Active Diners were 6.75 million, a 34% increase from 5.03 million Active Diners in 2014.
•	Daily Average Grubs were 227,100, a 24% year-over-year increase from 182,800 Daily Average Grubs in 2014.
•	Gross Food Sales were $2.4 billion, a 32% year-over-year increase from $1.8 billion processed in 2014.

“We are incredibly proud of the progress we made in 2015.  Our significant upgrades in product and technology as well as our investments in restaurant sales set us up for continued growth in 2016 and beyond,” continued Maloney.  “Our capital-efficient model and strong free cash flow have enabled us to introduce a share buyback to return value opportunistically to shareholders while increasing our overall flexibility through the planned establishment of a credit facility.  This will allow us to acquire attractive assets at reasonable prices if the recent market volatility creates opportunities.”

First Quarter and Full Year 2016 Guidance

Based on information available as of February 4, 2016, the company is providing the following financial guidance for the first quarter and full year of 2016:

	First Quarter 2016	Full Year 2016
(in millions)
Expected revenue range	$109 - $112	$445 - $465
Expected Adjusted EBITDA range	$30 - $33	$122 - $130

Fourth Quarter 2015 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the fourth quarter 2015 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until February 18, 2016.

About GrubHub

GrubHub (NYSE: GRUB) is one of the nation's largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 40,000 restaurants in more than 1,000 U.S. cities and London, the company’s platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. The GrubHub Inc. portfolio of brands includes GrubHub, Seamless, AllMenus, MenuPages, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of GrubHub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on March 5, 2015 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2015, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Sandra Glading Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$99,959	$73,313	$361,825	$253,873
Costs and expenses:
Sales and marketing	24,921	19,033	91,150	66,201
Operations and support	32,483	17,766	107,424	62,509
Technology (exclusive of amortization)	8,802	7,212	32,782	25,185
General and administrative	11,457	7,220	40,506	32,307
Depreciation and amortization	6,657	5,809	28,034	22,687
Total costs and expenses	84,320	57,040	299,896	208,889
Income before provision for income taxes	15,639	16,273	61,929	44,984
Provision for income taxes	4,351	5,508	23,852	20,721
Net income	$11,288	$10,765	$38,077	$24,263
Net income per share attributable to common stockholders:
Basic	$0.13	$0.13	$0.45	$0.33
Diluted	$0.13	$0.13	$0.44	$0.30
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,823	81,605	84,076	73,571
Diluted	86,028	84,311	85,706	81,698

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Active Diners (000s)	6,746	5,029	6,746	5,029
Daily Average Grubs	241,800	202,700	227,100	182,800
Gross Food Sales (millions)	$642.5	$508.0	$2,353.6	$1,787.4

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$169,293	$201,796
Short term investments	141,448	111,341
Accounts receivable, less allowances for doubtful accounts	42,051	36,127
Prepaid expenses	3,482	2,940
Total current assets	356,274	352,204
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	19,082	16,003
OTHER ASSETS:
Other assets	3,105	3,543
Goodwill	396,220	352,788
Acquired intangible assets, net of amortization	285,567	254,339
Total other assets	684,892	610,670
TOTAL ASSETS	$1,060,248	$978,877
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$64,326	$91,575
Accounts payable	8,189	3,371
Accrued payroll	4,841	5,958
Taxes payable	426	1,660
Other accruals	11,830	8,441
Total current liabilities	89,612	111,005
LONG TERM LIABILITIES:
Deferred taxes, non-current	87,584	91,419
Other accruals	5,456	5,931
Total long term liabilities	93,040	97,350
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(604)	(262)
Additional paid-in capital	759,292	689,953
Retained earnings	118,900	80,823
Total Stockholders’ Equity	$877,596	$770,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,060,248	$978,877

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,077	$24,263
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,085	5,032
Provision for doubtful accounts	850	426
Loss on disposal of fixed assets	—	11
Deferred taxes	(3,835)	4,612
Intangible asset amortization	22,949	17,655
Tenant allowance amortization	(159)	(159)
Stock-based compensation	13,450	9,393
Deferred rent	32	(17)
Investment premium amortization	688	315
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(4,343)	(7,394)
Prepaid expenses and other assets	242	(1,669)
Restaurant food liability	(29,409)	13,414
Accounts payable	3,312	(259)
Accrued payroll	(2,104)	4,243
Other accruals	(80)	3,038
Net cash provided by operating activities	44,755	72,904
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(220,667)	(113,156)
Proceeds from maturity of investments	189,872	1,500
Capitalized website and development costs	(7,137)	(3,431)
Purchases of property and equipment	(4,150)	(3,653)
Acquisitions of businesses, net of cash acquired	(73,907)	—
Other cash flows from investing activities	(408)	—
Net cash used in investing activities	(116,397)	(118,740)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	—	142,541
Repurchases of common stock	—	(116)
Proceeds from exercise of stock options	11,919	8,322
Excess tax benefit related to stock-based compensation	27,830	12,975
Taxes paid related to net settlement of stock-based compensation awards	(345)	(2,070)
Preferred stock tax distributions	—	(320)
Net cash provided by financing activities	39,404	161,332
Net change in cash and cash equivalents	(32,238)	115,496
Effect of exchange rates on cash	(265)	(242)
Cash and cash equivalents at beginning of year	201,796	86,542
Cash and cash equivalents at end of the period	$169,293	$201,796
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$15,980	$—
Cash paid for income taxes	—	1,326

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$11,288	$10,765	$38,077	$24,263
Income taxes	4,351	5,508	23,852	20,721
Depreciation and amortization	6,657	5,809	28,034	22,687
EBITDA	22,296	22,082	89,963	67,671
Acquisition and restructuring costs	468	477	1,554	1,639
Stock-based compensation	4,072	2,412	13,450	9,393
Adjusted EBITDA	$26,836	$24,971	$104,967	$78,703

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$11,288	$10,765	$38,077	$24,263
Stock-based compensation	4,072	2,412	13,450	9,393
Amortization of acquired intangible assets	4,774	3,526	18,236	14,102
Accelerated write-down of Seamless technology platform	—	—	1,897	—
Acquisition and restructuring costs	468	477	1,554	1,639
Income tax adjustments	(3,928)	(2,778)	(15,109)	(10,883)
Non-GAAP net income	$16,674	$14,402	$58,105	$38,514
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	86,028	84,311	85,706	81,698
Non-GAAP net income per diluted share attributable to common stockholders	$0.19	$0.17	$0.68	$0.47